EXHIBIT 32.1

In connection with the Quarterly Report of Graphene & Solar Technologies Limited (the “Company”) on Form 10-Q for the period ending June 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), Roger May, the Chief Executive Officer and Director of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

Date: August 18, 2022	By:	/s/ Roger May
Roger May
Chief Executive Officer and Director